____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Daniel Boyers
U.S. Bank National Association
425 Walnut Street
Cincinnati, Ohio 45202
(513) 632-2077
(Name, address and telephone number of agent for service)
Cintas Corporation No. 2
Cintas Corporation
(Issuer with respect to the Securities)

Nevada Washington	31-1703809 31-1188630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6800 Cintas Boulevard P.O. Box 625737 Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)  Name and address of each examining or supervising authority to which it is subject.
         Comptroller of the Currency
         Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
         Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
         None

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1. A copy of the Articles of Association of the Trustee.*

        2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

         4. A copy of the existing bylaws of the Trustee.**
        5. A copy of each Indenture referred to in Item 4. Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

        7. Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

        * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

        ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 4th of August, 2020.

             By: /s/ Daniel Boyers
Daniel Boyers
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 24, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

Joseph Otting

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 10, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 4, 2020

            By: /s/ Daniel Boyers
Daniel Boyers
Vice President

Exhibit 7
National Association
Statement of Financial Condition
As of 3/31/2020

($000’s)

         3/31/2020
Assets
        Cash and Balances Due From   $ 46,699,020
Depository Institutions
        Securities  122,149,987
        Federal Funds    2,807
        Loans & Lease Financing Receivables   316,711,655
        Fixed Assets    9,075,777
        Intangible Assets   12,477,802
        Other Assets    26,012,043
Total Assets   $533,129,091

Liabilities
        Deposits  $405,823,094
        Fed Funds   1,428,527
        Treasury Demand Notes   0
        Trading Liabilities    1,392,214
        Other Borrowed Money   55,078,404
        Acceptances   0
        Subordinated Notes and Debentures   3,850,000
        Other Liabilities   14,338,298
Total Liabilities  $481,910,537

Equity
Common and Preferred Stock   18,200
        Surplus   14,266,915
        Undivided Profits   36,132,907
        Minority Interest in Subsidiaries   800,532
Total Equity Capital  $51,218,554

Total Liabilities and Equity Capital  $533,129,091
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